                                                                  EXHIBIT 12.1

                       AMERIGAS PARTNERS AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)


                                                                     Historical
                                      -------------------------------------------------------------------------



                                                              Year Ended September 30,
                                      ------------------------------------------------------------------------
                                         1996           1997           1998           1999            2000
                                      ------------   ------------   ------------   -----------    ------------
EARNINGS:
Earnings before income taxes           $  10,084     $  44,715       $  21,729      $  26,061      $  15,443
Interest expense                          63,751        66,845          67,566         68,299         76,734
Amortization of debt discount
  and expense                              1,548         1,553           1,616          1,656          1,772
Amortization of debt premium              (2,517)       (2,740)         (2,993)        (3,370)        (3,742)
Interest component of rental
  expense                                  7,697         7,827           9,675         10,150          9,663
                                       ---------     ---------       ---------      ---------      ---------
                                       $  80,563     $ 118,200       $  97,593      $ 102,796      $  99,870
                                       =========     =========       =========      =========      =========

FIXED CHARGES:
Interest expense                       $  63,751     $  66,845       $  67,566      $  68,299      $  76,734
Amortization of debt discount
  and expense                              1,548         1,553           1,616          1,656          1,772
Amortization of debt premium              (2,517)       (2,740)         (2,993)        (3,370)        (3,742)
Interest component of rental
  expense                                  7,697         7,827           9,675         10,150          9,663
                                       ---------     ---------       ---------      ---------      ---------
                                       $  70,479     $  73,485       $  75,864      $  76,735      $  84,427
                                       =========     =========       =========      =========      =========

Ratio of earnings to fixed
  charges                                   1.14          1.61            1.29           1.34           1.18
                                       =========     =========       =========      =========      =========


                                            Historical                    Pro Forma
                                     --------------------------    -------------------------
                                        Nine           Nine                        Nine
                                       Months         Months          Year        Months
                                       Ended          Ended          Ended         Ended
                                      June 30,       June 30,      September 30, June 30,
                                        2000           2001           2000         2001
                                     -----------    -----------    -----------  ------------
EARNINGS:
Earnings before income taxes          $  47,196      $  86,651      $     112      $ 100,869
Interest expense                         56,291         60,913         95,502         74,390
Amortization of debt discount
  and expense                             1,266          1,097          1,772            852
Amortization of debt premium             (2,793)        (2,847)        (3,742)        (2,847)
Interest component of rental
  expense                                 7,113          7,945         12,354         10,512
                                      ---------      ---------      ---------      ---------
                                      $ 109,073      $ 153,759      $ 105,998      $ 183,776
                                      =========      =========      =========      =========

FIXED CHARGES:
Interest expense                      $  56,291      $  60,913      $  95,502      $  74,390
Amortization of debt discount
  and expense                             1,266          1,097          1,772            852
Amortization of debt premium             (2,793)        (2,847)        (3,742)        (2,847)
Interest component of rental
  expense                                 7,113          7,945         12,354         10,512
                                      ---------      ---------      ---------      ---------
                                      $  61,877      $  67,108      $ 105,886      $  82,907
                                      =========      =========      =========      =========

Ratio of earnings to fixed
  charges                                  1.76           2.29           1.00           2.22
                                      =========      =========      =========      =========